Exhibit 10.1

AMENDMENT NO. 1
TO THE
trust agreement

This Amendment No. 1 (this “Amendment”), dated as of July 21, 2016, to the Trust Agreement (as defined below) is made by and among Terrapin 3 Acquisition Corporation, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of July 16, 2014 (the “Trust Agreement”); and

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at a special meeting of stockholders of the Company (the “Special Meeting”) held on July 19, 2016, the Company stockholders approved (i) a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation to provide that the date by which the Company shall be required to effect a Business Combination shall be within 150 days after July 22, 2016 (the “Extended Date”), provided that a definitive agreement for a business combination is executed on or before July 22, 2016, and (ii) a proposal to extend the date on which to commence liquidating the Trust Account (the “Trust Amendment”) in the event the Company has not consummated a business combination by the Extended Date; and

WHEREAS, on the date hereof, the Company is filing the Charter Amendment with the Secretary of State of the State of Delaware.

NOW THEREFORE, IT IS AGREED:

1.             Section 1(i) of the Trust Agreement is hereby amended and restated to read in full as follows:

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Chairman of the board of directors (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (which interest shall be net of any taxes payable and any interest withdrawn for working capital requirements and less up to $50,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter or Amendment Notification Letter (defined below) and the other documents referred to therein, or (y) (1) the date that is 150 days after July 22, 2016, provided that the Company executes a definitive agreement for a business combination on or before July 22, 2016 or (2) July 22, 2016, in the event the Company has not executed a definitive agreement for a business combination, if a Termination Letter has not been received by the Trustee prior to such applicable date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest (which interest shall be net of any taxes payable and any interest withdrawn for working capital requirements and less up to $50,000 of interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Stockholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the dates described above, the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;

2.             Section 1(k) of the Trust Agreement is hereby amended and restated to read in full as follows:

(l) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), (j) or (k) above; and

3.             A new Section 1(k) is hereby inserted into the Trust Agreement immediately following Section 1(j) to read as follows:

(k) Distribute upon receipt of an Amendment Notification Letter (defined below), to Public Stockholders who exercised their redemption rights in connection with an Amendment (defined below) an amount equal to the pro rata share of the Property relating to the shares of Class A Common Stock for which such Public Stockholders have exercised redemption rights in connection with such Amendment;

4.             Section 1(l) of the Trust Agreement is hereby amended by renumbering it as Section 1(m) of the Trust Agreement.

5.             A new Section 2(g) is hereby inserted into the Trust Agreement immediately following Section 2(f) of the Trust Agreement to read as follows:

(g) If the Company seeks to amend any provision of its Amended and Restated Articles of Incorporation relating to stockholders’ rights or pre-Business Combination activity (including the time within which the Company has to complete a Business Combination) (in each case an “Amendment”), the Company will provide the Trustee with a letter (an “Amendment Notification Letter”) in the form of Exhibit D providing instructions for the distribution of funds to Public Stockholders who exercise their redemption option in connection with such Amendment.

6.             A new Exhibit D, attached hereto, is hereby added to the Trust Agreement immediately following Exhibit C of the Trust Agreement.

7.             All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

8.             This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

9.             This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

10.           This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis E. Wolf, Jr.
Name: Francis E. Wolf, Jr.
Title: Vice President

Terrapin 3 Acquisition Corporation

By:	/s/ Sanjay Arora
Name: Sanjay Arora
Title: Chief Executive Officer

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson and Mark Zimkind

Re:     Trust Account No. Amendment Notification Letter

Gentlemen:

Pursuant to Section 2(d) of the Investment Management Trust Agreement between Terrapin 3 Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of July 16, 2014 (as amended, the “Trust Agreement”), this is to inform you that in connection with the stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the time in which the Company must complete a Business Combination or liquidate the Trust Account, Public Stockholders holding ____ shares of Class A Common Stock have properly elected to redeem such shares for their pro rata portion of the Property held in the Trust Account. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate such investments in the Trust Account on ______, 20__, as required to pay the Public Stockholders that have properly elected to redeem their shares of Class A Common Stock for their pro rata portion of the Property held in Trust Account and to transfer the total proceeds into the trust checking account at JP Morgan Chase Bank, N.A. to await distribution to such Public Stockholders. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders that have properly redeemed their Public Shares in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company.

Very truly yours,

Terrapin 3 Acquisition Corporation

By:
Name:
Title:

cc: Deutsche Bank Securities Inc.